                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the registration statement (File No. 333-97985) on Form S-3 of Pennsylvania Real Estate Investment Trust of our report dated March 28, 2003 (except for Note 18, as to which the date is June 9, 2003), with respect to the financial statements and schedules of Crown American Realty Trust, as amended, contained in the exhibits to this Form 8-K of Pennsylvania Real Estate Investment Trust.


                                                     /s/ ERNST & YOUNG LLP
                                                     ERNST & YOUNG LLP

McLean, Virginia
August 12, 2003